Grassi & Co.
805 Third Avenue
New York, New York 10022

September 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Sirs:

We have read the statements made by Fonar Corporation, which we understand will be filed with the Commission, pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated September 10, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours


/s/Grassi & Co., CPAs, P.C.
   Grassi & Co., CPAs, P.C.

CC: Raymond V. Damadian
    Fonar Corporation
    110 Marcus Drive
    Melville, NY 11747